Exhibit 11


                          MEDITRUST OPERATING COMPANY

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                   (In thousands, except per share amounts)



                                                                             Years ended December 31,
                                                                      --------------------------------------
                                                                           1998            1997         1996
                                                                      -------------   --------------   -----
Basic:                                                                                         (C)
Weighted average number of shares outstanding .........                120,515           82,490        n/a
Loss from continuing operations .......................               $(19,851)          $  (362)
Preferred stock dividends .............................                     --               --
Loss from continuing operations available to common
 shareholders .........................................               $(19,851)          $  (362)      n/a
Per share amounts:
Net loss per share ....................................    (A)        $  (0.16)           (0.01)       n/a
Diluted:
Weighted average number of shares used in Basic
 calculation ..........................................                120,515           82,490        n/a
Dilutive effect of:
Contingently issuable shares ..........................                     --               --
Stock options .........................................                     --               --
Diluted weighted average shares and equivalent
 shares outstanding ...................................    (B)         120,515           82,490        n/a
Net loss from continuing operations ...................               $(19,851)          $  (362)
Preferred stock dividends .............................                     --               --
Loss from continuing operations available to common
 shareholders .........................................               $(19,851)          $  (362)      n/a
Per share amounts:
Net loss per share ....................................    (A)        $  (0.16)          $ (0.01)      n/a

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(A) This calculation is submitted in accordance with Regulation S-K item 601(b)
(11)

(B) Convertible debentures are not included due to their antidilutive effect.

(C) From inception date of Octotober 3, 1997 to December 31, 1997